EXHIBIT 10.6

                   Consulting Agreement dated January 1, 2000
                               with Sherwood LLC









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                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement"), made this __ day of January 2000 is entered into by International Plastics and Equipment Corp. (the "Company"), and Sherwood LLC (the "Consultant").

                                  INTRODUCTION

         The Company desires to retain the services of the Consultant and the Consultant desires to perform certain services for the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

         1. SERVICES. The Consultant agrees to perform the consulting, advisory and related services specified on SCHEDULE A to this Agreement at such times and in such manner as shall be mutually agreed from time to time by the Company and the Consultant. The Consultant shall render the services to be provided hereunder in good faith and with diligence. Although this Agreement does not require any specific time commitment from the consultant, the Consultant shall devote such time as is reasonably necessary in order to perform its duties under this Agreement in a professional manner.

         2. TERM. This Agreement shall commence on the date hereof (the "Commencement Date") and shall continue for so long as the consultant owns at least 500,000 shares of the Series A Convertible Preferred Stock of the Company (or an equivalent number of shares of the Common Stock of the Company issued upon conversion thereof) (such period, as it may be extended by mutual agreement of the parties, being referred to as the "Consultation Period").

         3.  COMPENSATION.

                  3.1 INITIAL CONSULTING FEE The Company shall pay to the Consultant an initial consulting fee of $75,000 per annum during the Consultation Period, payable in equal monthly installments on or before the tenth day of each month.

                  3.2 ADDITIONAL CONSULTING FEE. In the event at any time during the Consulting Period the aggregate gross compensation paid by the Company to Charles L. Long, Jr. and Joseph Giordano, Jr. is increased above $208,000 per annum (the "Salary Base"), immediately upon the effectiveness of such increase, the annual consulting fee payable by the Company to the Consultant shall be increased by an amount equal to 25% of the amount by which such aggregate gross compensation exceeds the Salary Base.

                  3.3 OUT-OF-POCKET EXPENSES. The Company will promptly reimburse the Consultant for all documented reasonable expenses (including, without limitation, travel and lodging expenses) incurred by the Consultant in the performance of services hereunder.

         4. COOPERATION. The Consultant shall use its best efforts in the performance of its obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform his


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obligations hereunder. The Consultant's personnel shall cooperate with the
Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

         5.  PROPRIETARY INFORMATION.

                  5.1  PROTECTED INFORMATION

                           (a)  The Consultant acknowledges that its
relationship with the Company is one of high trust and confidence and that in the course of service to the Company the Consultant will have access to and contact with Proprietary Information. The Consultant agrees that it will not, during the Consultation Period or at any time thereafter, disclose to others, or use for its own benefit or the benefit of others except the Company, any Proprietary Information or Invention.

                           (b)  For purposes of this Agreement, the term
"Proprietary Information" shall mean all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial information, budget, and list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of his service as a consultant to the Company.

                          (c)  The Consultant's obligations under this Section
5.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 5.1 (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

                           (d)  Upon termination of this Agreement or at any
other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

                           (e)  The Consultant acknowledges that the Company
from time to time may have agreements with other persons, entities or governmental agencies that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to it and to take all action necessary to discharge the obligations of the Company under such agreements.

                  5.2 NON-COMPETITION. During the term of this Agreement, the Consultant shall not, without the prior written consent of the Company, for its own account or on behalf of any other person or entity, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be

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concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business that engages, as it primary business, in the manufacture or sale of products directly competitive with the principal products provided or offered by the Company, except that nothing contained herein shall preclude the Consultant from purchasing or owning stock in any such competitive business if such stock is publicly traded.

                  5.3 REMEDIES. The Consultant acknowledges that any breach of the provisions of this Section 5 shall result in serious and irreparable injury to the Company for which the company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

         6. TERMINATION FOR CAUSE. The Company shall have the right to terminate this Agreement for Cause prior to the expiration fo the Consulting Period. The term "Cause" as used herein shall mean (a) the persistent failure of the Consultant to perform its duties in accordance with the terms of this Agreement or the performance of such duties in a grossly negligent manner or (b) a change in the ownership of the consultant such that Arthur P. Poor, Jr. no longer owns a majority of the equity interest of the Consultant. In the event the Company desires to terminate this Agreement for Cause, the Company shall give the Consultant written notice of its intent to terminate, which notice shall set forth the reasons for such termination, and this Agreement shall be terminated 14 days after the date on which the Consultant receives such notice unless, prior to the expiration of such 14-day period, the Consultant has remedied the situation that gave rise to the Cause for termination. In the event of termination under this Section 6, the Consultant shall be entitled to receive the monthly installment of the consulting fee, pro-rated through the effective date of termination.

         7. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform all services under this Agreement as an "independent contractor" and neither the Consultant nor any of the Consultant's personnel shall be an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

         8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         9. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

         10. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or



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business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him.

         12.  MISCELLANEOUS.

                  12.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  12.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  12.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                              INTERNATIONAL PLASTICS AND EQUIPMENT CORP.



                              By: _________________________________


                              SHERWOOD LLC



                              By: _________________________________










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